UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2019

MONITRONICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110025	74-2719343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 Wittington Place

Farmers Branch, Texas 75234

(Address of principal executive offices, including zip code)

(972) 243-7443

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed on June 30, 2019, Monitronics International, Inc. (the “Company”) and certain of the Company’s domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re: Monitronics International, Inc., et al. seeking relief under the provisions of Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”).

On August 7, 2019, the Bankruptcy Court entered an order, Docket No. 199 (the “Confirmation Order”), confirming and approving the Debtors’ Joint Partial Prepackaged Plan of Reorganization (including all exhibits thereto, and as modified by the Confirmation Order, the “Plan”) that was previously filed with the Bankruptcy Court on June 30, 2019. A summary of the material features of the Plan and related financing arrangements is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2019.

On August 30, 2019 (the “Effective Date”), the conditions to the effectiveness of the Plan were satisfied and the Company emerged from Chapter 11.

Item 1.03                                           Bankruptcy or Receivership

As previously disclosed, on August 7, 2019 the Bankruptcy Court entered the Confirmation Order confirming the Plan, as modified by the Confirmation Order.

On August 30, 2019, the Company filed the Amended Plan Supplement (the “Amendment”) with the Bankruptcy Court.

This foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: William E. Niles, Sherman Edmiston III and Marc Beilinson.

Appointment of Directors

Pursuant to the Plan, the Company’s new board of directors, consisting of the following persons, was appointed as of the Effective Date:

Jeffery R. Gardner serves as the Chief Executive Officer and President of the Company and served as a Director of Ascent Capital from November 2016 until its merger with the Company. Mr. Gardner has more than 25 years of expertise in the telecommunications industry and has specific expertise in the areas of operations management, strategic development, finance, accounting and financial reporting. Mr. Gardner was the President and CEO of Windstream, a Fortune 500 communications and services provider. Before that, he was Executive Vice President and Chief Financial Officer of Alltel Corporation, and served in various executive positions at 360 Communications. Mr. Gardner also currently serves on the Board of Directors for CalAmp Corporation and the Qorvo Corporation, where he is also Chairman of the audit committee. From 2006 to 2015, Mr. Gardner served on the Board of Directors for Windstream Corporation. From 2012 to 2013, Mr. Gardner served as Chairman of the United States Telecom Association. Mr. Gardner earned a B.A. in finance and accounting from Purdue University and holds an MBA from the College of William & Mary.

Michael Kneeland has more than 35 years of management experience in the equipment rental industry, including key positions in sales and operations with private, public and investor-owned companies, including United Rentals, Inc., Free State Industries, Inc. and Equipment Supply Company. Mr. Kneeland has been non-executive Chairman of the Board of Directors of United Rentals since May 2019, following his retirement as chief executive officer, a position he had held since 2008. He has also served as a member of the board since 2008 and, from 2008 until March 2018, he served as president of United Rentals. Previously, he served as interim chief executive officer of United Rentals from 2007 to 2008. Mr. Kneeland joined United Rentals in 1998 as district manager upon its acquisition of Equipment Supply Company and held a variety of management roles from 1998 to 2007, including being named as executive vice president-operations in 2003. Mr. Kneeland also serves on the board of directors of Anticimex Group, a private pest-control company with headquarters in Stockholm, Sweden. From 2011 until June 2019, he also served on the board of directors of YRC Worldwide, Inc., a leading provider of transportation and global logistics services, and he served as the Chairman of the Compensation Committee from July 2011 until May 2017. In 2015, Mr. Kneeland was designated Co-Chair, Transportation Stakeholder Alliance (The Business Council of Fairfield County) and was also appointed to the National Advisory Board for the Johns Hopkins Berman Institute of Bioethics.

Stephen Escudier is a Partner with the Credit Platform at EQT Partners based in New York. Mr. Escudier joined EQT Partners in 2010 in London and in 2017 moved to New York to establish the Credit business in North America focusing on the Special Situations Strategy. Prior to joining EQT Partners, Mr. Escudier worked for Apollo Management, a private equity investment firm focusing on leveraged buyouts and the purchase of distressed securities, from 2006 to 2009. Before this, he was involved in structuring and negotiating financing for leveraged buyouts and corporate acquisitions in the Morgan Stanley Leveraged and Acquisition Finance team in London from 2004 to 2006. Mr. Escudier graduated from Imperial College of Science, Technology and Medicine in 2004 with a first class honours Masters degree in Mechanical Engineering.

Andrew Konopelski currently serves as a Partner at EQT Partners, a position he has held since August 2008, and is the head of the EQT Credit advisory team and a member of the Credit Partners Investment Committee. Prior to joining EQT Partners, Mr. Konopelski worked for Tisbury Capital, a multi-strategy hedge fund based in London, where he helped managed a credit portfolio of more than one billion dollars from 2007 to 2008. Prior to Tisbury, Mr. Konopelski worked in the leveraged finance team of Citigroup as Vice President, where he was involved in structuring and arranging financings for financial sponsor-led leveraged buyouts as well as executing of a number of corporate high yield bond transactions. Mr. Konopelski also worked within the mergers and acquisitions and corporate finance divisions of Citigroup earlier in his career. Mr. Konopelski held these various positions at Citigroup from 1998 to 2007. Mr. Konopelski graduated from Duke University in 1998 with degrees in Chemistry and Art History and received a Masters in Finance degree from London Business School in 2002.

Michael Meyers currently serves as an adjunct professor at Texas Christian University, where he teaches an MBA case study course at the Neeley School of Business that focuses on how capital structure enhances shareholder value. Mr. Meyers has held this position since January 2018. He also currently serves as the Manager of Mike R. Meyers LLC, a consulting and advisory services firm. Mr. Meyers previously served as Senior Vice President and Chief Financial Officer of Ascent Capital.

Mitchell Grossinger Etess served as Chief Executive Officer of Mohegan Gaming & Entertainment from May 2006 to September 2015. He also served as President and Chief Executive Officer of the Mohegan Sun, a gaming and entertainment complex owned by Mohegan Gaming & Entertainment, from August 2004 to December 2010. Mr. Etess previously served as Executive Vice President of Marketing from October 1999 to August 2004 and Senior Vice President of Marketing from November 1995 to October 1999. Prior to his employment with Mohegan Gaming & Entertainment and Mohegan Sun, Mr. Etess served as Vice President of Marketing at Players Island and Senior Vice President of Marketing and Hotel Operations at Trump Plaza Hotel and Casino. He also held various management positions in the hospitality and advertising industries.

Patrick J. Bartels, Jr. is a senior investment professional with 20 years of experience and currently serves as the Managing Member of Redan Advisors LLC. His professional experience includes investing in complex financial restructurings and process intensive situations in North America, Asia and Europe in a broad universe of industries. Mr. Bartels has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value added returns for all stakeholders through governance, incentive alignment, capital markets transactions and mergers and acquisitions. Mr. Bartels currently serves on the board of directors of B. Riley Principal Merger Corp., Parker Drilling Company, Vanguard Natural Resources, Inc., and Arch Coal, Inc. Mr. Bartels also served on the board of directors of WCI Communities, Inc. Mr. Bartels was previously a

Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm that focuses primarily on distressed companies. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation.

Indemnification of Directors

As of the Effective Date, the Company entered into indemnification agreements with each of its directors. The indemnification agreements require the Company to (i) indemnify the directors to the fullest extent permitted by law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The Company may enter into indemnification agreements with any future directors.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.1 to this Current Report on Form 8-K. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2019, in connection with and pursuant to the Plan, the Company effected the conversion of the Company from a Texas corporation to a Delaware corporation (the “Conversion”).

Pursuant to the Conversion, the Company adopted new organizational and governance documents, including a certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s registration statement on Form S-4 (as amended), initially filed with the SEC on May 28, 2019. The description therein is incorporated by reference herein.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
2.1	Amended Plan Supplement of Monitronics International, Inc. and its Affiliated Debtors, dated September 3, 2019.

3.1	Certificate of Incorporation of Monitronics International, Inc.

3.2	Bylaws of Monitronics International, Inc.

10.1	Form of Indemnification Agreement between Monitronics International, Inc. and the directors of Monitronics International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monitronics International, Inc.

Date: September 4, 2019
	By:	/s/ Jeffery Gardner
Jeffery Gardner
President and Chief Executive Officer